FALCONRIDGE MANAGEMENT AGREEMENT

THIS AGREEMENT is made this 7 day of February, 2014, between:

Mark Pellicane (hereinafter "MP, or Pellicane"),

AND

Falconridge Oil Technologies Corp. (hereinafter "FROT")

Hereinafter referred to collectively as the "Parties" and/or "Party"

WHEREAS FROT is a Nevada based corporation with a wholly owned Canadian subsidiary (FalconRidge Oil Ltd., herein referred to as FOC) working in the oil and gas industry with a focus of enhancing pre-existing hydrocarbon assets. FROT maintains relationships with third party and related consultants and marketing partners for the implementation of its business model and activities.

AND WHEREAS FROT currently utilizes the services of Pellicane as a director of FROT and as President and CEO of FROT and FOC with responsibilities and associated remuneration as listed herein.

NOW, THEREFORE, in consideration of representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1 – RESPONSIBILITIES OF PELLICANE

Pellicane will assume the role of President and CEO of FROT and FOC until further notice. Pellicane is to be in charge of the day-to-day administration of the Company including corporate structuring, overseeing the formation of contracts and agreements between operating entities and potential partners, oversight of senior management personnel, and assist in capital raises for projects where necessary.

Pellicane is to develop the corporate strategy and business plan of FROT and with the assistance of the management team and staff execute on the model.

In the event of a merger or acquisition, the President/CEO is to carry out his work in accordance with instructions approved by the Board of Directors. It is understood that as a condition of any merger, this contract will remain in force and transferred to the new corporate entity in its entirety unless a waiver is provided by Pellicane in writing.

For the prescribed duty, Pellicane will receive compensation as outlined in this agreement.

2 - COMPENSATION

Pellicane will receive the following compensation for provisioning of services under this agreement:

1. Gross Salary of $7,500 billed monthly at the beginning each month.
2. Review of compensation will occur annually.

Pellicane may defer any or all of the above compensation in which case it will accrue and be provided at a later date and upon demand. In addition, Pellicane may elect to accept payment in shares, the share value will be determined by the lesser value of: (a) Stock trading value on the day the compensation becomes due, or (b) Stock trading value on the day the request is made for accrued payment, or (c) Independent valuation of the outstanding corporate shares independent of current trade value.

In addition to the above, Pellicane will be eligible for stock offerings, warrants, options, and benefits in accordance with his position in the event of a corporate merger, RTO, or the company becomes Listed on a trading exchange.

<u>Payment for Services</u>

Payment for services rendered by Pellicane may be through billing from a third party corporation providing Pellicane's services under contract, or through direct employment of Pellicane by FROT. In the event third party billing / invoicing is initiated, Pellicane will provide invoicing to FROT detailing services rendered and all applicable taxes will be billed and collected for remittance by the billing entity. In the case of consultant billing, this agreement will be incorporated and remain in force in its entirety, and the payment logistics will be for the purpose of remuneration and

payment structuring only. At any time by choice or should it be required by a regulating or government body, Pellicane may request from FROT or FOC to be placed on standard payroll services.

3 – EXPENSES

Expenses consistent with implementation of the FROT business model and at a commercially reasonable level consistent with the executive management position will be remunerated by FROT.

All expenses will be in accordance with the position and expense reports and copies of expenditures (backup) must be submitted for reimbursement.

4 – SYNERGIES and CONFLICT OF INTEREST

Parties mutually warrant and understand that Pellicane currently holds a position of President and CEO of FalconRidge Technologies (A Nevada listed Corp. FROT) and is a major shareholder in that company and considered an Insider. Pellicane also occupies the position as President and CEO of FalconRidge Oil LTD., A wholly owned Canadian subsidiary corporation of FROT. FaclonRidge Canada is intended to provide hydrocarbon asset work over services to FROT. In addition Pellicane is a primary shareholder in First World Trade Corp. (FWT). FROT will contract infrastructure and administrative services from FWT. In addition Pellicane is currently a majority shareholder of Global Energy Enhancement Corp, a corporation created for the purpose of accessing Canadian capital for the furtherance of the FROT business model.

Pellicane warrants that he will conduct himself at all times to ensure activities and interactions are within commercially accepted business practices and will adhere to the parameters and benefit of the FROT business model and follow the contractual obligations and mandates set forth between companies for which Pellicane is a director or is operating in a decision making capacity.

Parties further agree and understand, Pellicane may receive remuneration / compensation from other entities independent of compensation provided for duties associated with his position at FROT.

5 – DURATION AND RENEWAL

This agreement shall be in effect for a period of no less than 1 year. The agreement will renew automatically annually (perpetually extend for a period of one year under the same terms and conditions) provided neither party provides notice of termination within 60 days of the annual renewal date.

6 – TERMINATION

For purposes of this agreement, termination shall be deemed the complete removal of Pellicane as an officer or Director of FROT or FOC. This agreement may be terminated with written notice under the following conditions:

1. By FROT in compliance with the Corporate articles and Bylaws
2. By FROT in the event Pellicane is unable to perform duties as outlined herein consecutively for 90 plus days due to no fault of FROT.
3. By FROT at any time should FROT be declared insolvent or enter a state of bankruptcy.
4. By Pellicane at any time with a minimum of 60 days notice to FROT.
5. By Pellicane at any time in the event of a material breach of this agreement.
6. By Pellicane at any time in the event Pellicane should grow concerned with the corporate governance, practices, financial viability, or regulatory compliance practices of FROT.
7. At any time by mutual consent of both Parties

Severance

In the event of termination by FROT or FOC, (with the exception of clause 2 and 3 under this heading of this agreement), Pellicane shall receive full payment as outlined under this agreement for a period of 1 year plus 2 months for each year (or partial year) of service to FROT and or FOC. In the event of termination resulting from item 2,3, under this heading of this agreement, FROT will not be obligated for severance beyond that required by state or provincial law.

Pellicane will retain access to all rights, and rights of redemption for any and all corporate stock offerings, warrants, options, accrued income, and benefits to perpetuity or expiry.

Waiver
Pellicane may waive any of the above obligations involving termination clauses of FROT to Pellicane provided such waiver is provided in writing to FROT

7 - CHANGE OR CESSATION OF SERVICES
Parties warrant and understand that FROT or FOC, through no fault of its own, may cease promoting any of its affiliated products or services at any time and at its sole discretion. Pellicane hereby covenants and agrees to indemnify and save harmless FROT and any of its respective directors, officers or employees, from and against all losses, claims, damages or liabilities caused by or arising, directly or indirectly from a change in program, or a cessation of services. FROT will be required to notify Pellicane of any cessation of service as soon as reasonably possible after cessation occurs. In the event FROT, the business model, revenue, assets, or interests are sold or transferred to another entity, parties warrant that the obligations under this agreement will be made party to any agreement, and the entity transferred to will be contractually obligated for obligations and payments associated with this agreement. FROT warrants that it will disclose to the purchasing / new entity all obligations and stipulate the requirement for fulfilment of all obligations and remuneration under this agreement.

8 – TERMS AND CONDITIONS

Parties mutually agree that they agree to and understand the Terms and Conditions as outlined Herein:

Development of Business
FROT is a Nevada based corporation incorporated and operating under Nevada state law.

Funding
There are no assurances that FROT will achieve the funding required to execute on the business model. As such FROT may not be in a position to remunerate the amounts as outlined in this agreement. There is also no guarantee that FROT will achieve the profitability necessary to execute or continue to execute the terms as outlined in this agreement. Parties warrant and understand that in order to execute and maintain this agreement in good standing, initial funding and execution of the business model is required.

Limited Operating History and Reliance on Director Relationship and Associations
FROT is a new entity and has no history of income, business operations or assets. As such Pellicane will be tasks with developing the resources and relationships necessary for the company to succeed. There is no assurance that FROT will generate positive cash flow in the time necessary to meet the obligations of this agreement. FROT's ability to execute on its business model and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and developing markets. Such risks include the evolving and unpredictable nature of FROT's business, FROT's ability to anticipate and adapt to a developing market, and the ability to identify, attract and retain qualified personnel. There can be no assurance that FROT will successfully address these risks.

Use of Existing Contacts and Relationships
FROT's business plans are premised on utilizing the current contacts of Pellicane to fast track its business model and establish relationships, contracts, and strategies for the company to succeed. While Pellicane believes that the FROT business plan is a strong synergy for current relationships and opportunities involving companies (for which Pellicane either does or does not hold an interest in or has management authority) with a similar business model, there is no guarantee that Pellicane will be able to execute contracts between these entities and FROT for a variety of reasons including but not limited to; economic feasibility, conflict of interest, agreement by senior management, pass of an executive vote. Pellicane may be required to abstain from any voting or influence given his potential position and may rely solely on other shareholders or board members to execute a potential agreement or institute policy. FROT will develop its interests through partners and these may involve special risks associated with the possibility that the strategic partners:

1. Have economic or business interests that are inconsistent with FROT.
2. Take action contrary to FROT's needs, policies, or objectives.
3. Be unable or unwilling to fulfill their obligations under the strategic partnership.
4. Experience financial or other difficulties.

Any of the above could have a material adverse effect on the results of the operations or financial condition of FROT initiatives.

Conflicts of Interest
Some of the directors, officers and promoters of FROT may have conflicts of interest as to management resources, ownership, material agreements and interests between FROT and their own professional or corporate business(s) in which they may be involved. In particular, Mark Pellicane is an officer, director and shareholder of both FROT and related companies with similar interests. The directors, officers and promoters are not limited or affected in their ability to carry on other business ventures for their own account or for the account of others, and may be engaged in ownership, acquisition and operation of businesses which compete with FROT. The directors and officers are required to exercise their powers honestly, in good faith and what they believe to be in the best interest of FROT. Directors of FROT and their affiliated companies are also in a similar business and accordingly, there could be a possible

conflict of interest should various contracts arise that could be of benefit to both FROT and related companies to the Directors with a similar interest.

Pellicane will be required to obtain the consent of FalconRidge or related entities to execute on service agreements with related corporations. Since Pellicane has a conflict of interest given management responsibilities with FROT and corporations for which FROT wishes to contract with, there is no guarantee that contracts will be voted in, as Pellicane may be required to abstain from any decision making or signing authority on behalf of one or both of the contracting entities.

Competition

There may be several other entities that engage in similar businesses. These may be better financed and have better contacts at all levels of the business and hence negotiate better terms and conditions and deliver better pricing on gemstones. If one or more of them do expand or modify their operations, in a manner that leads to increased competition for FROT, FROT's business could suffer.

Dependence on Key Personnel

The success of FROT is dependent upon, among other things, the services of its directors, executive officers and key personnel. The loss of the services of any one of these individuals, for any reason, could have a material adverse effect on the prospects of FROT. As FROT develops its business, there can be no assurance that FROT can attract and retain qualified individuals to fill key roles responsible for executing FROT's business strategy.

Actions of third parties, including partners

The development of the business will require commercial discussions and contractual negotiations to be successfully concluded. There is no assurance that this will take place. In some instances, third parties may be required to provide contracting services. There can be no assurance that these business relationships will continue to be maintained or new ones will be successfully formed. A breach or disruption to these relationships could be detrimental to future business, operating results and/or profitability of FROT. To the extent that Parties will not be able to maintain their relationships according to FROT's plans and budgets, the profit may be adversely impaired. In certain circumstances, FROT may be liable for the acts or omissions of its Directors or partners. If a third party pursues claims against FROT due to acts and omissions of its Directors or partners, FROT's ability to recover from this may be limited as this could have an adverse financial impact.

Need for Additional Capital in the Future

FROT is a start up venture without long-term proof of profitability or sustainability. It is highly unlikely that FROT will be able to implement its business plan solely through cash generated from operations. In future periods FROT anticipates needing to seek additional capital through the issuance of debt, equity, convertible securities or through other means. The issuance of debt, equity or convertible securities could lead to the dilution of the existing shareholders. There is no guarantee that FROT will be able to obtain capital on acceptable terms, or at all. Insufficient funds could require the Corporation to delay, scale back or eliminate some or all of its business strategy elements.

Pro Forma Projections

The pro forma projections of anticipated sales, selling prices, profits and timing of such sales are estimates only and may be affected by all the mentioned risk factors. Pro forma projections may be considered as estimates only and may not reflect future performance.

Additional Risks

FROT is exposed to varying degrees of risk and uncertainty related to other factors including physical risks, legislative, environmental, fiscal, economic, political, tax and regulatory developments. All of these risks could materially affect FROT's ability to execute its business strategy. There may also be risks which are unknown to FROT or which are currently believed to be immaterial.

GENERAL PROVISIONS

Binding Effect/Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. Parties may assign this agreement by mutual consent provided the terms of this agreement and ability to perform parties responsibilities outlined herein are maintained by the assigned party. Parties agree that consent of assignment will not be reasonably withheld unless there is cause or concern that the assigned party may not be able to perform responsibilities outlined herein. Subject to the foregoing, this Agreement shall be binding upon and for the benefit of Parties and each of their respective successors and permitted assigns, and no other person shall acquire or have any rights under this Agreement.

Force Majeure. No party shall be responsible to another for non-performance occasioned by any causes beyond his control, including without limiting the generality of the foregoing, acts of civil or military authority, strike, lockouts, embargoes, insurrections, act of God or inability to obtain supply or services, market change or instability. If any such delay occurs, any applicable time period shall be automatically extended for a period of equal to the time lost, provided that the party affected makes reasonable efforts to correct the reason for such delay and gives the other party prompt notice of any such delay.

Governing Law. This Agreement shall be governed by the laws of the Province of Ontario without giving effect to the conflicts of law principles thereof. Each of the parties hereby submits itself to the nonexclusive jurisdiction and venue of the courts of the Province of Ontario for purposes of any such action and agrees that service of process may be effected by delivery of the summons via certified or registered mail. In the event the aforementioned venue is unable to provide the necessary jurisdictional process, a Jurisdiction may be chosen appropriate to facilitate remedy by law of any dispute.

Notices. Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, or by nationally recognized express courier service to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile subsequently to be confirmed in writing.

Cooperation. Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein. Each party further agrees to provide a best effort for the well being and financial security in meeting the obligations of each party as outlined herein.

Attorneys Fees. In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section Headings. Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

Severability. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

No Implied Waivers. If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to-require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

Entirety. This document contains the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous written or oral agreements with respect to the subject matter hereof. No waiver or modification of any of the provisions of this Agreement unless authorized in writing by parties herein.

Authorized Representatives. Parties warrant that they are able to enter this agreement and there are no outstanding considerations or obligations which may prohibit the activities or obligations outlined herein. This would include but not be limited to any form of non-compete or non-solicitation which may result in limiting the performance of either party. FROT may elect a third party representative to review the agreement and execute on behalf of FROT. As such FROT warrants that the third party will have no rights or obligations beyond that of reviewing the agreement and execution this and only this agreement on behalf of FROT in order to maintain commercial reasonable efforts to maintain an impartial review of the terms of the agreement. In this event FROT will provide a combined authorization to execute and waiver of any and all liability to the third party representative prior to execution.

WHEREOF, the parties have caused this Agreement to be agreement as of the date written above.

"FROT"

____________________________ Date: Feb 7, 2014

Alfred Morra, On behalf of FROT

"Pellicane"

____________________________ Date: Feb 7, 2014

Mark Pellicane